EXHIBIT 5.1

                                 Law Offices of
                                  Gary L. Blum
                             3278 Wilshire Boulevard
                                    Suite 603
                          Los Angeles, California 90010

Gary L. Blum                                          Telephone:  (213) 381-7450
                                                      Facsimile:  (213) 384-1035

                           June 23, 1997



Megalith Corporation
4720 Esco Drive
Forth Worth, Texas 76140


          Re: Megalith Corporation Registration Statement on Form S-8

Gentlemen:

          We are acting as counsel for Megalith Corporation, a Colorado corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 209,648 shares of the Company's common shares (the "Shares") pursuant to those certain two consulting agreements for services provided during 1997 (collectively, the "Contracts"). A Registration Statement on Form S-8 covering the Shares (the "Registration Statement") is being filed under the Act with the Securities and Exchange Commission.


          In rendering the opinions expressed herein, we have reviewed such matters of law as we have deemed necessary and have examined copies of such agreements, instruments, documents and records as we have deemed relevant.


          In rendering the opinions expressed herein, we have assumed the genuineness and authenticity of all documents examined by us and of all signatures thereon; the legal capacity of all natural persons executing such documents; the conformity to original documents of all documents submitted to us as certified or conformed copies or photocopies; and the completeness and accuracy of the certificates of public officials examined by us. We have made no independent factual investigation with regard to any such matters.


          Based upon the foregoing, but subject to the limitations set forth below, it is our opinion that the Shares, when sold in accordance with the terms of the Contracts, respectively, will be legally issued, fully paid and non-assessable.



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Megalith Corporation
June 23, 1997
Page 2


          The opinions expressed herein are limited to matters involving the federal laws of the United States.


          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein under the caption "Legal Matters."


                       Respectfully submitted,

                       Law Offices of Gary L. Blum




               By: /s/ Gary L. Blum, Esq.
                   ---------------------------
                       Gary L. Blum, Esq.











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